GBS ENTERPRISES INCORPORATED

Unaudited Pro Forma Consolidated Balance Sheet

As at December 31, 2010

	Adjusted GBSX	GROUP	Pro Forma
	As at Dec 31,	As at Dec 31,	Adjustments	Pro Forma
	2010	2010	(note 2)	Consolidated
	US$	US$	US$	US$
Assets
Current Assets
Cash and cash equivalents	14,586	1,870,811		1,885,397
Accounts receivable	-	5,708,320		5,708,320
Inventories	2	-		2
Prepaid expenses	-	1,419,707		1,419,707
Other receivables	-	1,981,887		1,981,887
	14,588	10,980,725	-	10,995,313

Property, plant and equipment	-	296,812		296,812
Investment in related company, at equity	6,694,000	1,369,454	(6,694,000)	1,369,454
Deferred tax assets	-	1,136,134		1,136,134
Goodwill	-	30,983,438	8,705,528	39,688,966
Software	164,998	16,349,896		16,514,894
Other assets	-	223,630		223,630
Total non-current assets	6,858,998	50,359,364	2,011,528	59,229,890
Total assets	6,873,586	61,340,089	2,011,528	70,225,203

Liabilities and shareholders' equity
Current liabilities
Notes payable	-	1,440,295		1,440,295
Liabilities to banks	-	50,324		50,324
Accounts payables and accrued liabilities	8,150	1,891,405		1,899,555
Tax accruals	-	112,350		112,350
Other accruals	-	2,797,452		2,797,452
Other liabilities	-	2,820,002		2,820,002
Deferred income	-	6,208,458		6,208,458
Due to related parties	759,807	-		759,807
	767,957	15,320,286		16,088,243

Notes payable	-	-		-
Liabilities to banks	-	780,277		780,277
Deferred tax liabilities	-	878,450		878,450
Retirement benefit obligation	-	153,962		153,962
Other liabilities	-	6,127,374		6,127,374
Total non-current liabilities	-	7,940,063		7,940,063
Total liabilities	767,957	23,260,349		24,028,306

Stockholders' equity
Common stock	16,500	33,788,171	(33,788,171)	16,500
Additional paid in capital	6,490,723	4,378,197	16,352,835	27,221,755
Donated capital	41,422	-	(41,422)	-
Retained earnings	(443,016)	(53,508)	469,717	(26,807)
Other comprehensive income	-	(27,224)	13,585	(13,639)
Noncontrolling interest in subsidiaries	-	(5,896)	19,004,984	18,999,088
Total stockholders 'equity	6,105,629	38,079,740	2,011,528	46,196,897
Total liabilities and stockholders' equity	6,873,586	61,340,089	2,011,528	70,225,203

GBS ENTERPRISES INCORPORATED

Unaudited Pro Forma Consolidated Statement of Operations

As at December 31, 2010

	GROUP	GBSX	Pro Forma	Consolidated
	December 31	December 31	Adjustments	December 31
	2010	2010	(Note 2)	2010
	US$	US$	US$	US$
Revenues
Products	12,848,954	4,308		12,853,262
Services	14,858,272	-		14,858,272
Total Revenue	27,707,226	4,308		27,711,534

Cost of goods sold				-
Products	7,016,189	-		7,016,189
Services	7,066,305	-		7,066,305
	14,082,494	-		14,082,494

Gross profit	13,624,732	4,308		13,629,040

Operating expenses
Selling expenses	10,610,545	(172)		10,610,373
Administrative expenses	3,853,532	233,869		4,087,401
General expenses	1,158,495	-		1,158,495
	15,622,572	233,697		15,856,269

Operating income	(1,997,840)	(229,389)		(2,227,229)

Other Income (expense)
Other Income	2,393,820	21,113		2,414,933
Interest income	16,798	-		16,798
Interest expense	(471,282)	-		(471,282)
	1,939,336	21,113		1,960,449

Income (loss) before income taxes	(58,504)	(208,276)		(266,780)
Income tax expense	3,283,091	-		3,283,091

Net income (loss)	(3,341,595)	(208,276)		(3,549,871)
Net income (loss) attributable to noncontrolling interests	(9,188)	-		(9,188)
				-
Net income (loss) attributable to stockholders	(3,332,407)	(208,276)		(3,540,683)

Other comprehensive income (loss)	(287,542)	9,196		(278,346)
Comprehensive income (loss) attributed to stockholders	(3,619,949)	(199,080)		(3,819,029)

GBS ENTERPRISES INCORPORATED

Notes to the Unaudited Consolidated Pro Forma Financial Statements

December 31, 2010

1.	Basis of Presentation

On November 5, 2010, GBS Enterprises Incorporated (“GBSX”) entered into an agreement with GROUP Business Software AG, (“GROUP”) to acquire approximately 28.2% of the outstanding common shares of GROUP. GBSX exchanged 3,043,985 of its own shares for 7,115,500 shares of GROUP. The fair value of GROUP was calculated at $0.579 per share as determined by an independent valuation firm.

On January 6, 2011, GBSX acquired an additional aggregate of 5,525,735 common shares of GROUP in exchange for 2,361,426 shares of GBSX. The acquisition represents approximately 21.9% of the issued and outstanding shares of GROUP. The value of the additional purchase, as determined by an independent valuation firm was $2,796,000 based on a value of $0.506 per share.

The effect of this transaction is that the Company gained 50.1% controlling interest of GROUP with an aggregate of 12,641,235.

Although GBSX is the legal acquirer, the transaction has been accounted for as a recapitalization of GROUP in the form of a reverse merger, whereby GROUP becomes the accounting acquirer and is deemed to have retroactively adopted the capital structure of GBSX.

These unaudited pro forma consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and are expressed in US dollars. These pro forma financial statements do not contain all the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual financial statements of GBSX and GROUP.

These pro forma financial statements have been compiled from and included:

(a)	an unaudited pro forma consolidated balance sheet combining the unaudited balance sheet of GBSX as at December 31, 2010 with the audited balance sheet of GROUP as at December 31, 2010, giving the effect as if the transaction occurred on January 1, 2010.

(b)	an unaudited pro forma consolidated statement of operations combing the unaudited statement of operations of GBSX for the 12 months ended December 31, 2010 with the audited statement of operations of GROUP for the 12 month period ended December 31, 2010.

The financial statements of GBSX used to prepare the pro forma financial statements were prepared for the purpose of the pro forma statements and do not conform with the financial statements of the business included elsewhere in the business acquisition report.

The unaudited pro forma consolidated financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of GBSX for the 12 months ended March 31, 2010.

It is management’s opinion that these pro forma financial statements include all the adjustments necessary for the fair presentation in all material respects, of the proposed transaction described above in accordance with US GAAP applied on a basis consistent with GBSX’s accounting policies. No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction. The pro forma statements of operations do not reflect non-recurring charges or credits directly attributable to the transaction, of which non are currently anticipated.

The unaudited pro forma consolidated financial statement are not intended to reflect the results of operations or the financial position of GBSX which would have actually resulted had the proposed transaction been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operation that may be obtained in the future.

2.	Pro Forma Assumptions and Adjustments

The unaudited pro forma consolidated financial statements incorporate the following pro forma assumptions:

(a)	To eliminate the pre-acquisition retained earnings of GROUP under reverse acquisition and record a charge to retained earnings for the remaining net asset of GROUP.

(b)	GROUP has not provided for any income tax benefit related to operating losses due to the change in control, which would result in the loss of tax carry forwards.

(c)	There were no inter-company transactions and balances between GBSX and GROUP during the periods covered by the pro forma condensed combined financial statements.

(d)	Foreign exchange rate used to convert GROUPS assets and liabilities are based on the rate current rate as December 31, 2010.

(e)	Foreign exchange rate used to convert GROUP'S statement of operations are based on the average rate for the 12 months ended December 31, 2010.